Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No.’s 333-42891 and 333-90819 on Form S-8 of AutoNation, Inc., of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of AutoNation 401(k) Plan for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
South Bend, Indiana
June 27, 2007